                            SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

___  Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
_X_  Definitive Information Statement

                 INTERNATIONAL DESIGN GROUP, INC.
          (Name of Registrant as Specified in Its Charter)

                 INTERNATIONAL DESIGN GROUP, INC.
             (Name of Person(s) Filing Proxy Statement)

                 INTERNATIONAL DESIGN GROUP, INC.

                       3201 GRIFFIN ROAD
                           SUITE 210
                     DANIA, FLORIDA  33312
                         (954) 893-8228
    ________________________________________________________

                     INFORMATION STATEMENT

     This Information Statement is being furnished to the stockholders of International Design Group, Inc., a Delaware corporation ("Company"), in connection with certain actions to be taken by the written consent of the holders of a majority of the issued and outstanding shares of the Company's Common Stock. Such action is to be taken at 10:00 A.M., Eastern Time, on July 10, 1997 at the offices of the Company located at 3201 Griffin Road, Suite 210, Dania, Florida 33312.

     Only stockholders of record at the close of business on June 10, 1997 (the "Record Date") are entitled to notice of the action to be taken by written consent. At the close of business on the Record Date, the Company in effect had 3,744,849 shares of its Common Stock issued and outstanding, each share of which is entitled to one vote. A vote of the majority of the issued and outstanding shares is required to approve each action to be considered in connection herewith. All stockholders of record as of the Record Date may submit written consents to the Company with respect to any or all of the matters to be acted upon; however, no such consents are being solicited. No appraisal or other similar rights are available to dissenters of the following proposed actions.

     The action to be taken will result in the Company ceasing to be a public company. The following stockholders own a majority of the shares and intend to vote in favor of the transaction: Marilyn Gardner, Robert L. Gardner, Kenneth Gardner and David Raymond. Together these stockholders own 72.7% of the outstanding Common Stock. All such stockholders own more than 12,500 shares each and therefore will remain stockholders after the Reverse Stock Split. Messrs. Raymond and Robert L. Gardner and Marilyn Gardner are also the directors of the Company and voted not only to approve the transaction but to cash out the minority stockholders at $.38 per share.

     The Company will bear all of the costs of the preparation and dissemination of this Information Statement and the accompanying materials which are estimated to be approximately $25,000. No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the proposed Reverse Stock Split or the preparation and dissemination of this Information Statement and the accompanying materials or otherwise in connection with the proposed Reverse Stock Split. The approximate date on which this Information Statement will be first sent or given to security holders is June 13, 1997.

     Correspondence with respect to the proposed Reverse Stock Split should be addressed to the Secretary of the Company at the Company's principal executive offices at 3201 Griffin Road, Suite 210, Dania, Florida 33312.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        TABLE OF CONTENTS
                                                             Page
PROPOSED REVERSE STOCK SPLIT ..............................     3
     Reasons for the Reverse Stock Split ..................     3
     Determination of Fair Value ..........................     7
     Fairness of the Reverse Stock Split...................     9
     Conduct of the Company's Business After the
       Reverse Stock Split ................................    11
     Lack of Appraisal Rights .............................    12
     Exchange of Stock Certificates; Receipt of
       Cash Payments ......................................    12
     Financing of the Reverse Stock Split .................    13
     Recent Purchases of Company Stock by the Company
         and/or Affiliates ................................    13
     Resolutions to be Adopted ............................    14
     Certain Federal Income Tax Consequences ..............    15
     Effective Time .......................................    16
     Further Stockholder Approval Not Required ............    16
PROPOSAL TO AMEND CERTIFICATE OF
 INCORPORATION TO REDUCE AUTHORIZED SHARES ................    16
     Further Stockholder Approval Not Required ............    17
PROPOSAL TO ADOPT RESOLUTION REGARDING STATED CAPITAL .....    17
     Further Stockholder Approval Not Required ............    17
INTEREST OF CERTAIN PERSONS IN FAVOR OF OR
 IN OPPOSITION TO MATTERS TO BE ACTED UPON ................    17
SUMMARY FINANCIAL INFORMATION .............................    18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
 AND CONTROL PERSONS; COMPLIANCE WITH
 SECTION 16(a) OF THE EXCHANGE ACT ........................    19
     Compliance with Section 16(a) of the Exchange Act ....    20
EXECUTIVE COMPENSATION ....................................    20
     Stock Option Plans ...................................    21
     Directors' Fees ......................................    24
     Employee Benefit Plans ...............................    24
SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT .........................    24
     Changes in Control ...................................    25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............    25
FINANCIAL INFORMATION .....................................    26
OTHER INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE ....    26
ANNUAL REPORT .............................................    26
INDEX TO FINANCIAL STATEMENTS .............................    27

                   PROPOSED REVERSE STOCK SPLIT

     Pursuant to a resolution adopted on October 22, 1996, the Company's Board of Directors has unanimously recommended that the Company "go private" by undertaking a reverse stock split pursuant to which one new share of the Company's Common Stock will be issued in exchange for each 12,500 shares of the Company's Common Stock that are currently issued and outstanding (the "Reverse Stock Split"). Shares of the Company's Common Stock that are currently issued and outstanding are hereinafter referred to as the "Old Shares," and the shares of Common Stock that will become issued and outstanding upon consummation of the proposed Reverse Stock Split are hereinafter referred to as the "New Shares."

     To the extent that this Reverse Stock Split results in any stockholder owning less than a full New Share, the Company will pay cash for each such fractional share in an amount equal to the appropriate fraction of $.38 per whole share (which represents the fair value of a whole share before the consummation of the proposed Reverse Stock Split as determined by the Company's Board of Directors).

Reasons for the Reverse Stock Split

     Cost of Being a Reporting Company. The Board of Directors has concluded that it is no longer in the best interests of the Company or its stockholders to continue as a publicly-held reporting entity due to the cost of preparing and filing periodic and other reports with the Securities and Exchange Commission, the cost of convening meetings of stockholders to conduct even relatively routine germane corporate business and the cost of communicating with stockholders. The Board of Directors has estimated that, including costs associated with meetings of stockholders as required under state law, such costs total approximately $50,000 in expenses annually and the expected expense reduction will be of a like amount. The cost of the Reverse Stock Split is estimated to be approximately $428,475 (including $403,475 to be paid to holders of fractional shares and $25,000 in estimated expenses). The Board of Directors cannot at this time accurately quantify the value to the Company to be achieved in obtaining outside financing once the Company is no longer public.

     The proposed Reverse Stock Split is designed to significantly decrease the number of existing stockholders of the Company to reduce expenses, allow flexibility in attempting to negotiate future transactions and to facilitate further restructuring if necessary.

     Limited Market for Company's Stock. Because of restrictions imposed on the trading of certain securities under the Penny Stock Reform Act of 1990, there is little likelihood that any viable trading market for the Company's Common Stock will develop unless the Company qualifies for listing on a recognized exchange. Although the Board has diligently attempted for several years to position the Company for listing on NASDAQ or some other national exchange, the efforts of the Board have not been successful and it currently appears that it is extremely unlikely that the Company would qualify for any such listing in the foreseeable future.

     Current Lack of Flexibility in Obtaining Outside Financing. Management also believes that it can reduce administrative expenses and manage the Company more efficiently by significantly reducing the number of its stockholders. Further, the Company is in need of additional outside financing for the expansion of its lending business in Florida, and perhaps diversifying into other types of loans. Management has been advised by its current lender, NationsBank, that, given the Company's current debt to equity structure, the Company is rapidly reaching a point where no additional debt financing will be available. Further, the Board has determined that the Company's current structure (given the large number of stockholders and the lack of a viable market in its Common Stock for an extended period) makes the Company an unattractive investment vehicle for other types of outside funding. Management has been further advised by its lender that in order for the Company to obtain significantly higher lines of credit in the future (e.g., a senior credit line in excess of approximately $13 million), it will require the infusion of additional equity capital.

     Limited Sources of Additional Capital. Robert L. Gardner, the controlling stockholder of the Company and the Chairman of the Board of Directors, has, for the past several years, provided additional capital to the Company in the form of subordinated debt when requested to do so by the Company or its senior lender. Such capital has been necessary in order to increase the amount of the Company's credit facility with its senior lender and thereby allow the Company to continuously expand the volume of its loans. The failure of the Company to consistently obtain capital from some source would eventually cause it to exhaust its ability to make additional loans and would result in a curtailment of lending activities during periods of time when insufficient funding was available. Mr. Gardner has informed the Company that due to his perception of the increased risks involved in providing more capital to the Company, he will not lend additional money to the Company in the form of subordinated debt or convert his loan to a long term loan as long the Company remains a public company.

     After analysis, the Board of Directors determined that in order for the Company to have any realistic chance of success in the future given the challenges it will face from increased competition and declining profit margins, it will be necessary for the number of public stockholders to be reduced so as to avoid the requirements of a public company, even though such a restructuring will require that otherwise available assets and resources be utilized to accomplish the Reverse Stock Split.

     No Current Arrangements for Outside Funding. While it is management's view that a much more closely-held entity would be a better candidate to obtain additional outside funding, no assurance can be given that any such funding will be available to the Company under any circumstances. Although there are no current arrangements, plans or understandings for outside funding, it is possible that the Company's efforts to obtain outside funding from some source may result in the occurrence of an extraordinary transaction involving the Company such as the issuance of additional common or preferred shares, a change in the present dividend policy of the Company, or the sale or transfer of a material amount of the assets of the Company to a different entity.

     As stated above, management does not currently have any specific plans, arrangements or understandings to obtain any funding from outside sources, but intends to seek additional capital on commercially reasonable terms in the future depending upon both the needs and prospects of the business at the time such capital is sought. It is anticipated that this additional funding will initially be in the form of an increase in the Company's current line of credit which will result in the need for additional capital in order to maintain the required debt to equity ratios. Such additional capital infusion will most likely be in the form of an increase in the amount of the subordinated debt to be provided by Mr. Gardner. Due to management's perception of the uncertainties created by the currently changing competitive and regulatory environments of the business in which the Company is engaged, at the present time existing management cannot estimate the exact amount of additional outside financing that will be required prior to the completion of the current fiscal year.

     Effect of Recent Changes in Regulations for Insurance Premium Finance Companies. While the Company has generally been able to maintain profitable operations, revenues from operations have not provided the excess capital that management believes is necessary to expand the focus of the Company's business. Certain recently adopted regulatory changes in the State of Florida (which is the state in which the Company currently conducts most of its business) have significantly increased competition in the insurance premium finance business and caused profit margins to decline precipitously. Such increase in competition is evidenced by the increase in the Company's sales and marketing expense (consisting primarily of fees paid to marketing representatives over the two year period and referral fees paid to agents after July 1, 1996) as a percentage of sales rose to approximately $956,000 (20%) for the year ended February 28, 1997, as compared to $497,000 (16%) for
the comparable period in 1996.   As a result of competitive pressures, the
Company must now pay its sales representatives and insurance agents higher fees in order to maintain its market share.

     In addition, the competition is reducing the amount of the down payment on contracts financed which has resulted in a much higher occurrence of bad debt. As a result, the provision for doubtful accounts was increased to $1,547,296 for the year ended February 28, 1997 from $829,473 for the comparable period in 1996. Expressed as a percentage of revenues, such bad debts were only 26% of revenues in 1996 as compared to 32% in 1997. This increase in bad debts is further evidenced by the increase in write-offs to approximately $832,000 during the year ended February 28, 1997 from $524,000 for the comparable period in 1996. Profitability was also adversely affected by the large increase in the provision for doubtful accounts. Overall, net income has fallen to 3% of revenues for the year ended February 28, 1997 as compared to 4% during the same period in 1996. The results of operations stated above include only seven months of operations subsequent to the change in the Florida insurance regulations.

     Revenues during the fiscal year ended February 28, 1997 have increased due to the addition of two new marketing representatives as well as new incentive programs designed to attract additional insurance agents. However, because of the competitive pressure within the industry, profit margins have been shrinking. The industry is shifting toward a lower margin business with substantially less profit made on a per contract basis. Management believes that in order for the Company to maintain or increase its profitability, the Company must finance a larger number of insurance policies. The Company must continuously obtain access to additional capital to fund this growth. While management cannot reasonably estimate the amount of capital the Company will require, management believes that the Company will be in a better position to do so as a private company.

       Management also determined recently that the Company's attempts to conduct business activities in the states of South Carolina, Maryland, Tennessee and Georgia should be immediately curtailed due to a lack of profitable operations in those states, and the lack of available capital. These operations, which were ceased in July 1996, accounted for a $10,000 loss (after inter-company eliminations) for the fiscal year ended February 28, 1997 as compared to a loss of $32,000 for the comparable period in 1996.

     Interest of Affiliated Stockholders. The following stockholders own a majority of the shares and intend to vote in favor of the transaction: Marilyn Gardner, Robert L. Gardner, Kenneth Gardner and David Raymond. Together these stockholders own 72.7% of the outstanding Common Stock. All such stockholders own more than 12,500 shares each and therefore will remain stockholders after the Reverse Stock Split. Messrs. Raymond and Robert L. Gardner and Marilyn Gardner are also the directors and officers of the Company and voted not only to approve the transaction but to cash out the minority stockholders at $.38 per share.

     Alternatives Considered. Alternative means to accomplish this purpose have not been rejected (other than certain means which, in the opinion of management, are more detrimental to minority stockholders); they simply have
not been available to the Company.   These alternatives included a tender
offer at the same price per share, or a purchase of its shares in the open market at the depressed market price (which is substantially less than $.38 per share), but such proposals, in the Board's view, would result in more costs and were not likely to accomplish the objective of "going private."

     In this regard the Board was advised by legal counsel that in order to conduct a tender offer for the Company's shares, it would have been necessary to effect compliance not only with the Williams Act, but also with the separate tender offer laws, rules and regulations of each and every state in which such a tender offer were made. In response to the Board's inquiry as to the approximate added cost of proffering such a tender offer to the Company's stockholders, the Company's legal counsel estimated at that time that since there were (and still are) stockholders of record in nearly all fifty states, the legal expenses and filing fees alone would very likely be well in excess of $100,000, and cautioned that no assurance could be given that the securities regulators of the various states in which the Company's stockholders reside would ultimately allow such a tender offer to be conducted, or, even if allowed, that the tender would successfully accomplish the stated objective of causing the Company to become privately-held. On this basis, the Board concluded that a tender offer would be much more expensive and uncertain than a reverse stock split, that open market purchases with a view to going private would probably require compliance with applicable tender offer rules, and that, given the Company's small size and limited resources, a tender offer was economically unfeasible and could not be justified under the circumstances.

     The Board also considered reports on discussions which some members had previously had with investment bankers and Company counsel with respect to alternatives to going private. None of the outside sources consulted expressed any willingness to provide any additional funding to the Company under any circumstances, regardless of its capital structure. Mr. Gardner, however, has indicated to the Board that, depending upon the business and prospects of the Company at the time, he might be willing to provide additional funding in the future if the Company were privately-held.

     Two investment banking firms were contacted with respect to the prospect of the Company becoming privately-held. The Board requested each firm to provide a cost estimate for obtaining a written opinion with respect to the fairness of the Reverse Stock Split to minority stockholders and the amount to be paid to holders of fractional shares. Neither of the firms was willing to conduct a thorough analysis of the fairness of the transaction unless it was actually engaged to provide an opinion and could be assured that it would be fully compensated for its time. The firms provided cost estimates of $50,000 and $25,000 for the issuance of their opinions. After some discussion, the Board of Directors made a determination that, due to the cost involved, it would not obtain an opinion from an investment banking firm with respect to the fairness of the Reverse Stock Split unless it became absolutely necessary to do so.

     Providing Shareholders with a Means of Liquidating Their Holdings. The Company's Common Stock was at one time traded in the over-the-counter market. In 1989, however, NASDAQ advised the Company that the stock would no longer be quoted on the NASDAQ system due to the Company's failure to meet NASDAQ's minimum listing requirements. Since that time there has not been any established trading market for the stock, other than limited or sporadic trading. The Company's Preferred Stock has never been traded on any public market or exchange. By effecting the Reverse Stock Split, stockholders will be given the opportunity to liquidate their holdings without paying brokerage fees.

     Rule 13e-3 Transaction Statement. In connection with the proposed Reverse Stock Split, the Company has filed with the Securities and Exchange Commission (the "SEC") a Rule 13e-3 Transaction Statement on Schedule 13E-3. See "Other Information; Documents Incorporated by Reference."

Determination of Fair Value

     In making its determination of fair value, the Board of Directors considered a number of methods of valuation in addition to the factors set forth above, including the liquidation value, market value and going concern value of the business. A discussion of each of these three methods of valuation is set forth below.

     Liquidation Value. The Board determined that for the purpose of conducting its analysis of fair value with respect to this transaction, the Company's book value of approximately $2,800,000 (or $0.74 per share) must be adjusted appropriately to reflect the approximate liquidation value of the business. The Board was aware of the recent liquidation of three other entities that had previously been engaged in the insurance premium finance business in Florida. All three companies financed all of their insurance premiums within Florida and all financed policies with substantially the same insurance companies with whom the Company deals. The three companies financed fewer contracts than the Company is presently financing but did finance in the range of 1,000 to 4,000 contracts per month. In the Form 10-K for one of the companies, filed November 29, 1995, it was disclosed that such other company experienced a net loss of $1,808,182 in 1995 as opposed to a net income in fiscal 1994 of $54,900 (which included a non recurring gain of $500,000 on the sale of intangible assets), and that the decline in profitability for such company for its fiscal year 1995 was due to a combination of decreased volume, higher write-offs and the costs associated with the company's decision to withdraw from the premium finance business. Although no public information was available to the Company with respect to the actual liquidation of any of these entities, the Board was made aware, through informal discussions with certain persons at other finance companies, that difficulties were encountered in the collection of accounts receivable in each of the liquidations after it became known that the subject businesses would not continue in existence, and that the liquidation process was both expensive and time consuming in that it required the companies to retain employees for the purpose of liquidation up to one year after the company had ceased operations. In addition, it was necessary for these companies to file a number of lawsuits to collect receivables from insurance agents. Two of the companies found that the market value of their computer equipment and furniture was much less than had been anticipated.

     The Board determined that on the basis of its general knowledge of the business and its understanding of the problems encountered by these other entities in conducting their liquidations, the net realizable value of the Company's assets in the event of a liquidation would be approximately $500,000 less than the amount reflected as book value, or approximately $2,300,000 ($0.61 per share). The $500,000 reduction in book value consists of a $125,000 reserve for the loss upon sale of fixed and other assets, an additional bad debt reserve of $225,000 against finance receivables, agent receivables and notes receivable, and $150,000 in personnel and other administrative expenses of a liquidation. It was acknowledged that the Company is not currently considering any such liquidation (which, absent the prior written consent of the Company's senior lender, would not be permitted under the Company's existing loan documents), and that the amount which might be received by stockholders in an actual liquidation is an amount that is not capable of being forecast with any degree of certainty.

     Market Value. The Board considered the market value of the shares, which the Board concluded should be determinative of the issue of the fair value of the shares of a public company under ordinary market conditions. It was acknowledged, however, that there currently exists no viable market for the Company's shares and that recently there have been very few recorded trades in the Company's shares. The Board analyzed the market prices for the Company's shares for the past eight months and determined that the average bid price of the Company's Common Stock during the past eight months was $0.127 per share, the average ask during the same period was $.305 per share, and the average of the bid and ask for the eight month period was $.22 per share. In addition, during the period beginning March 1, 1994 and ending February 28, 1997, the Company repurchased its shares at an average price of $.32 (the last repurchase occurred on January 23, 1996 at a purchase price of $.29 per share). On the basis of this analysis, the Board determined that $0.27 represents the current fair market value of the shares as determined by the investing public.

     Going Concern Value. The Board also analyzed the price at which the business could reasonably be expected to be sold to a willing buyer as a going concern based upon the Company's current price-earnings ratio. It was acknowledged that management is not aware of any willing buyers, there is currently considerable pessimism in the insurance premium finance business in Florida because of recent regulatory changes and the resulting impact on competitive conditions (see discussion below), the business is not currently large enough to be desirable to most potential buyers and the business does not offer sufficient liquidity to be attractive.

     Management reported to the Board that, although the Company is not for sale and no offers have been solicited, management is not aware of any firm offers made by any unaffiliated persons during the preceding eighteen month period for the merger or consolidation of the Company with or into such person or of such person with the Company, for the sale or other transfer of all or any substantial portion of the Company's assets, or of securities of the Company that would enable the holder thereof to exercise control of the Company.

     To the contrary, due to recent regulatory changes governing the insurance premium finance business in the State of Florida, the Board acknowledged that there is a considerable lack of optimism in the industry with respect to the future prospects of the Company's business. Effective July 1, 1996, a new law in the State of Florida now makes it allowable for those engaged in the insurance premium finance business to pay commissions to insurance agents for referring business. As all of the Company's business comes from referrals of this type, the Company's margins have been impacted directly.

     It was acknowledged by the Board that it was these same regulatory changes and their negative impact on profit margins that served as a major impetus for the Company to further reduce its expenses by going private. The Board also acknowledged that the future business prospects of the Company were not as promising as they once were because of changes in state regulations which have spawned increased competition due to the ability of insurance premium finance companies to provide rebates to insurance agents. This increased competition and the payment of rebates to insurance agents have reduced profit margins.

     Management was not aware of any sales of businesses similar to that of the Company since the recently adopted changes in the Florida insurance premium finance regulations, but, based upon its general knowledge of the business, the

Board determined that without taking the subject changes into consideration, the business could reasonably be expected to be sold to a willing buyer as a going concern based upon an after tax price-earnings ratio of approximately four to five, but that the absolute highest price that could possibly be expected to be obtained in such a sale would be an after tax earnings multiple of ten. The Board acknowledged that according to its most recent audited financial statements, the Company had pre-tax earnings of $158,000 for the fiscal year ended February 28, 1997.

     Since the Company has a tax loss carry-forward which would generally not be available to a purchaser of the business, the Board determined that a reasonable purchaser would have to reduce the earnings by the amount of tax which would have been due had the business been owned by the purchaser instead of the Company. As the subject earnings would theoretically be taxed in the hands of a prospective purchaser at a rate of 35%, the Board determined that the after tax earnings of the Company for the fiscal year ended February 28, 1997 would $102,538 (or $0.027 per share). Assuming that the business could be sold to a willing buyer as a going concern for a price earnings multiple of ten, the Board determined that the fair value of the business as a going concern (without giving effect to recent regulatory changes) was approximately $1,025,380 (or approximately $0.27 per share).

     In reviewing its analysis, the Board concluded that the Company's common shares currently have a liquidation value of approximately $0.61 per share which could probably be collected over some period of time if the Company were to be liquidated in an orderly manner, a current fair market value of approximately $0.27 per share as determined by the investing public, and a going concern value of approximately $0.27 per share. The Board determined in its reasonable business judgment that while the liquidation value, market value and going concern value of the shares are all important factors to be considered in light of all of the circumstances of the proposed transaction, none of these factors should be viewed in isolation as being determinative of fair value for the purposes of this transaction, and that all of the factors should be given equal weight by the Board in its analysis. In giving each of the factors equal weight, the Board determined that the fair value of the Company's shares for the purpose of determining the amount to be paid to stockholders to eliminate fractional shares which would be created as the result of the proposed Reverse Stock Split is $0.38 per share (which amount represents the average of the Board's determination of the $0.61 liquidation value, $.27 per share market value and $0.27 going concern value of the Company's shares as set forth above).

     This amount will be paid in cash for each Old Share to each stockholder of record as of the Record Date who owns less than a full New Share after consummation of the Reverse Stock Split, and who surrenders to the Company's transfer agent one or more certificates representing ownership of such Old Shares. See "Exchange of Stock Certificates; Receipt of Cash Payment."

     No Further Vote is Required. The affirmative vote of a majority of the currently outstanding shares of Common Stock of the Company is required for approval of this proposal, and such vote has already been obtained by the written consent of the holders of a majority of the currently outstanding common shares. Such consent is sufficient to approve the Reverse Stock Split under the Delaware General Corporation Law, and no other vote or consent of stockholders is necessary or will be sought in connection with the Reverse Stock Split.

Fairness of the Reverse Stock Split

     The Company's Board of Directors unanimously approved the above-described proposal to effectuate a 1 for 12,500 reverse stock split of the Company's Common

Stock for submission to a vote of stockholders. The Company's management believes that the proposed Reverse Stock Split is fair to stockholders because of the challenges which must be overcome to sustain any expansion of its business and the lack of a market for the Company's stock. The decisions to proceed with the transaction as well as the determination of the price to be paid to minority stockholders and the decision not to hire an independent third party advisor were made by the Board of Directors whose members are those stockholders who will remain stockholders after the Reverse Stock Split. And, while the Board believes it has met the requirements of the applicable Delaware corporate law regarding voting on such matters as well as the treatment of minority stockholders, at no point did the minority stockholders, nor will such minority stockholders ever, have a voice in the transaction be it a vote or representation by an independent third party. Consequently, despite management's belief that the Reverse Stock Split along with the cashout price is fair to the minority stockholders, the actual recipients have no basis, other than the information contained herein, to analyze for themselves the fairness of the transaction.

     Fairness of Cash Payments in Lieu of Shares. The Board of Directors believes that the payment of cash in the amount of $.38 per share of Old Shares in lieu of issuance of New Shares to persons who hold less than one full New Share after the Reverse Stock Split will enable stockholders to liquidate their shares easily and at a fair price without incurring brokerage costs that, especially in the case of small stockholders (the vast majority of the Company's stockholders own fewer than 500 shares which, based on the current bid price of $0.0625 per share, have a current market value of less than $100), would otherwise sharply decrease or even eliminate the actual net proceeds of the sale to the stockholder.

     Factors Considered in Fairness Determination. In reaching its determination that the proposed Reverse Stock Split is fair to the Company and its stockholders, the Board of Directors considered, among other things, each of the directors' knowledge of and familiarity with the Company's own business prospects, as well as general economic, industry and market conditions and
prospects.   The Board of Directors also considered the absence of a liquid market for shares of its Common Stock, the opportunity that the Reverse Stock Split would afford stockholders to liquidate their investments in the Company without incurring brokerage costs and the future cost-savings that the Company and its continuing stockholders will enjoy if, as a result of the Reverse Stock Split, the Company ceases to be a reporting company under the Exchange Act. Management estimates that the Company will be able to reduce its expenses (including costs associated with meetings of stockholders as required under state law) by approximately $50,000 per year by not being a reporting company.

     Absence of Independent Third-Party Valuation of Arms'-Length
Negotiation. The Company has not received any report, opinion, or appraisal from any outside party that is materially related to the proposed Reverse Stock Split. In light of the circumstances, including the directors' knowledge of and familiarity with the Company's own business, financial condition, operating results, cash flows, assets, liabilities and prospects, as well as with general economic, industry, and market conditions and prospects and the wide variety of factors considered in connection with its valuation of the fairness of the proposed Reverse Stock Split, the Board of Directors did not consider it necessary to retain either an investment bank or financial adviser to render a report or opinion with respect to the fairness of the proposed Reverse Stock Split to the Company or its stockholders or an unaffiliated representative to represent the unaffiliated stockholders of the Company in negotiating the terms of the Reverse Stock Split. The primary factor considered by the Board in determining not to retain the services of such a financial adviser or unaffiliated representative was its belief that the cost of such services would be excessive relative to the size of the transaction and the potential benefits to the Company and its stockholders. The Board of Directors contacted two independent financial advisers regarding the cost of a fairness opinion. The estimates from such advisers ranged from $25,000 to $50,000.

     Potential Conflicts of Interest. Those stockholders who own more than 12,500 shares of the Company's Common Stock and therefore will continue to be stockholders after the proposed Reverse Stock Split are also the directors of the Company who determined the fairness of the proposed Reverse Stock Split. As stated above, such Board of Directors did not retain the services of an investment banker or other financial adviser to render a report or opinion with respect to the fairness of the proposed Reverse Stock Split to the Company or its stockholders or an unaffiliated representative to represent the unaffiliated stockholders of the Company in negotiating the terms of the Reverse Stock Split.

Conduct of the Company's Business After the Reverse Stock Split

     Effect on Continuing Business and Operations.   The Company believes
that the proposed Reverse Stock Split will have only the effect on the business and operations of the Company as discussed herein, that being the ability to obtain outside funding, and expects to continue to conduct such business and operations as they are currently being conducted. If the Reverse Stock Split is effected, stockholders who receive cash payments in lieu of New Shares will not remain as stockholders of the Company and therefore will not participate in any future earnings or growth of the Company. Stockholders who remain as stockholders will retain all of the rights and benefits possessed by a stockholder prior to the Reverse Stock Split except those that result from the Company's status as a publicly held reporting company.

     Effect on Company, Affiliates and Unaffiliated Stockholders. The following table sets forth the anticipated benefits and detriments of the transaction for each of the affected parties.

                         Benefit                  Detriment
Company             Savings from no longer        Expense of cashing out
                    being reporting company       minority stockholders
                    ($50K annually)               ($428,475).
                    Greater flexibility in
                    obtaining outside financing.

Affiliated          Own 100% of the Company.      No public market for
Stockholders        No minority stockholders.     stock.  Investment
(Officers &                                       becomes virtually
Directors)                                        illiquid.

Unaffiliated        Cash out of relatively        No ability to share
Stockholders        illiquid investment           in future profits, if
                    at price higher than          any, of Company.  No
                    current market value.         ability to dissent to
                                                  transaction.

     Termination of Reporting Company Status. If the proposed Reverse Stock Split is effected, it is anticipated that the Company will cease to be a reporting company under the Exchange Act. As a result, the Company will no longer file annual and quarterly reports, proxy statements, and other documents with the SEC. In addition, the Company will no longer be required to comply with the proxy rules of Regulation 14A promulgated under Section 14 of the Exchange Act, and its officers, directors and 10%-or-greater stockholders will no longer be subject to the reporting requirements and "short-swing" security trading restrictions under Section 16 of the Exchange Act. Continuing stockholders will no longer be entitled to receive annual reports and will no longer have the benefit of a public market for their shares of the Company's stock.

     Changes to Authorized Capital Stock and Capital Account; Terms of Stock Unchanged. If the proposed Reverse Stock Split is effected, the number of authorized shares of the Company's Common Stock will be reduced from 10,000,000 to 350 shares and the number of authorized shares of the Company's Preferred Stock will be reduced from 1,000,000 to 25 shares. Apart from such changes, there will be no difference between the Old Shares and the New Shares to be issued in exchange for them; however, it is anticipated that the elimination of fractional shares will result in substantially fewer stockholders of the Company.

     The Reverse Stock Split will cause the number of the Company's issued and outstanding shares of Common Stock to decrease from 3,744,849 to approximately 215. No shares of the Company's Preferred Stock are currently issued or outstanding (following the conversion by Robert Gardner on February 26, 1996 of 500 shares of Preferred Stock owned by him into 500,000 shares of Common Stock). The current stated capital will not be affected by the Reverse Stock Split. See, "Proposal to Adopt Resolution Regarding Stated Capital."

     Stockholders Eligible to Continue as Stockholders Without Additional Purchases. The following persons will be eligible to continue to be stockholders, and have indicated that they intend to continue as stockholders, since each of these stockholders currently owns or has a right to acquire more than 12,500 shares of Common Stock of the Company and will consequently be eligible to continue to own at least one full New Share if the proposed Reverse Stock Split is consummated:

                        Robert L. Gardner
                         Marilyn Gardner
                         Kenneth Gardner
                          David Raymond

     Dividends. No cash dividends have been declared or paid on the Company's Common Stock from the inception of the Company to the present, and no cash dividends are contemplated to be paid in the foreseeable future. Dividends have been paid, however, on the Company's Preferred Stock.

     Further Information. For further information with respect to the Company and its business and operations, see the Company's Annual Report on Form 10-K/SB for the year ended February 28, 1997, a copy of which may be obtained from the Company upon request, and which is incorporated herein by reference.

Lack of Appraisal Rights

     Pursuant to the Delaware Corporation Law, dissenting stockholders will not have appraisal rights if the proposed Reverse Stock Split is effected.

     Stockholders who believe that they may be aggrieved by the Reverse Stock Split may have other rights under federal law or common law, such as rights relating to the fairness of the Reverse Stock Split and the fiduciary responsibilities of the corporate officers, directors and stockholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.

Exchange of Stock Certificates; Receipt of Cash Payments

     Letters of Transmittal. If the proposed Reverse Stock Split is effected, the stock certificates formerly representing Old Shares will cease to represent such shares and thereafter will represent the New Shares into which they have been converted, or the right to receive a cash payment in lieu of such shares, as the case may be, all as described below. Enclosed is a Letter of Transmittal for use in exchanging old stock certificates for a new stock certificate or cash payment.

     Each stockholder who holds of record less than 12,500 Old Shares (the equivalent of one New Share) should use the enclosed Letter of Transmittal to surrender his old stock certificate(s) representing the Old Shares and elect one of the following options:

          (i) To request a cash payment in an amount equivalent to $.38 per Old Share of Common Stock represented by such certificate(s); or

          (ii) If the stockholder has purchased additional Old Shares in the open market in an amount that, when added to his current holdings of Old Shares, is sufficient to equal at least 12,500 Old Shares (the equivalent of one whole New Share), to surrender the stock certificates representing such shares for a new stock certificate representing New Shares.

PLEASE NOTE THAT ALL STOCK CERTIFICATES SENT TO THE COMPANY SHOULD BE DULY ENDORSED FOR TRANSFER TO THE COMPANY, WITH A MEDALLION SIGNATURE GUARANTY, WHICH MAY BE OBTAINED FROM MOST BANKS AND BROKERAGE FIRMS. DO NOT SEND IN YOUR STOCK CERTIFICATES WITHOUT A MEDALLION SIGNATURE GUARANTY, AS THEY WILL BE RETURNED TO YOU.

     Each stockholder who holds of record at least 12,500 Old Shares (the equivalent of one whole New Share) should use the enclosed Letter of Transmittal to exchange his old stock certificate(s) for a new certificate representing the New Shares into which the Old Shares of Common Stock formerly represented by the old stock certificate are converted pursuant to the Reverse Stock Split.

AGAIN, PLEASE NOTE THAT ALL STOCK CERTIFICATES SENT TO THE COMPANY SHOULD BE DULY ENDORSED FOR TRANSFER TO THE COMPANY, WITH A MEDALLION SIGNATURE GUARANTY. DO NOT SEND IN YOUR STOCK CERTIFICATES WITHOUT A MEDALLION SIGNATURE GUARANTY, AS THEY WILL BE RETURNED TO YOU.

Financing of the Reverse Stock Split

     The Company estimates that the maximum cost that the Company will incur in connection with the proposed Reverse Stock Split will be approximately $428,475, consisting of estimated cash payments in lieu of shares of new Common Stock of approximately $403,475 and estimated transactional expenses of approximately $25,000. The Company intends to finance such costs from its working capital, and does not intend to finance any part of such costs through borrowings. To the extent that working capital is used to finance the Reverse Stock Split, however, the Company will borrow on its line of credit to replenish working capital. The Company's Board of Directors may, however, postpone or abandon the Reverse Stock Split at any time prior to its consummation, for any reason, including without limitation, if in the Directors' sole judgment, consummation of the Reverse Stock Split would unduly deplete the Company's working capital.

Recent Purchases of Company Stock by the Company and/or Affiliates

     Neither the Company nor any affiliate of the Company has made any purchase of the Company's Common Stock during the past 60 days.

Resolutions to be Adopted

     In connection with the proposed Reverse Stock Split, resolutions in substantially the following form will be adopted by the written consent of the holders of a majority of the Company's issued and outstanding shares of Common
Stock:

     RESOLVED, that the Board of Directors is hereby authorized, in its discretion, to effect a reverse stock split pursuant to which each twelve thousand five hundred (12,500) shares of the Company's Common Stock shall be exchanged for one share of reclassified Common Stock (the "Reverse Split"); and

     FURTHER RESOLVED, that the Directors and Officers of the Company are hereby authorized and directed to execute, deliver and file, as appropriate, such documents, if any, as may be necessary or convenient with the Secretary of State of the State of Delaware and such other Federal, state and local authorities, and to take such other steps as are in their sole judgment necessary or appropriate, to give effect to such reclassification of shares; and

     FURTHER RESOLVED, that if the Reverse Split is effectuated by the Board of Directors, it shall be implemented on the following terms and under the following procedures:

     a. Immediately upon the Reverse Split becoming effective, the shares of Common Stock outstanding prior to the Reverse Split ("Old Stock") shall be converted at a ratio of twelve thousand five hundred-to-one into shares of fully-paid and non-assessable Common Stock ("New Stock"), so that each stockholder who (after the Reverse Stock Split) is then the owner of less than a single full share of New Stock will be eliminated as a stockholder of the Company and shall be entitled to receive a cash payment from the Company in an amount equal to the fair value of such fraction of a share as determined by the Board of Directors in its sole and absolute discretion.

     b. From and after the effective date of the Reverse Split, certificates representing shares of Old Stock shall be deemed to represent only the right to receive either (i) shares of New Stock to which an individual stockholder would be entitled, or (ii) payment in cash of the fair value of the fractional shares represented by such Old Stock.

     c. The Company's Stock Option Plans shall be amended by the Board of Directors to the extent necessary and appropriate, in the sole judgment of the Directors, to adjust the beneficial interests in, and the cost of shares issued pursuant to, such Plans in proportion to the exchange ratio, provided that shares under any such stock plans shall be rounded to the nearest whole share of New Stock; and

     FURTHER RESOLVED, that the Board of Directors of the Company is hereby authorized to adopt a resolution adjusting the capital accounts of the Company as, in its judgment, shall be in the best interests of the Company in light of the adoption of the foregoing resolutions; and

     FURTHER RESOLVED, that the Board of Directors of the Company is hereby authorized and directed to adopt any or all changes to the Bylaws of the Company, and the officers of the Company are hereby authorized and directed to do all other things and execute and file all documents, including amendments to the Company's Certificate of Incorporation, as amended, which in their sole judgment are deemed to be necessary and proper to carry out the intent of the foregoing resolutions.

Certain Federal Income Tax Consequences

     THE COMPANY HAS NOT SOUGHT, AND DOES NOT INTEND TO SEEK, A RULING FROM THE INTERNAL REVENUE SERVICE OR AN OPINION OF COUNSEL AS TO ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT. THE FOLLOWING SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES THAT THE COMPANY BELIEVES WOULD RESULT TO STOCKHOLDERS WHO ARE RESIDENTS OF THE UNITED STATES AS A CONSEQUENCE OF THE REVERSE STOCK SPLIT. THIS DISCUSSION IS BASED ON CURRENT LAW AND DOES NOT TAKE INTO ACCOUNT ANY SPECIAL RULES THAT MAY AFFECT THE TREATMENT OF PARTICULAR STOCKHOLDERS, SUCH AS DEALERS IN SECURITIES, TAX-EXEMPT ENTITIES, NON-RESIDENT ALIENS, OR FOREIGN CORPORATIONS. THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY, WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SPECIFIC STOCKHOLDER. EACH STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES IN HIS OWN CIRCUMSTANCES, AND WITH RESPECT TO THE EFFECTS OF APPLICABLE STATE, LOCAL, AND FOREIGN TAX LAWS AS TO WHICH NO INFORMATION IS PROVIDED HERE.

     Tax Consequences to the Company.   The proposed Reverse Stock Split is
intended to qualify for federal income tax purposes as a tax-free reorganization of the Company pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Company does not expect that it will experience any tax consequences as a result of the Reverse Stock Split.

     Tax Consequences to Stockholders   The following discussion assumes
each stockholder holds his Old Shares of Common Stock as a capital asset.

     Exchange of Old Shares Solely for New Shares. A stockholder who exchanges all of his Old Shares solely for New Shares will not recognize any gain or loss on the exchange . The aggregate tax basis of the New Shares received will be equal to the aggregate tax basis of the Old Shares exchanged, and the holding period of the New Shares of Common Stock exchanged.

     Exchange of Old Shares Solely for Cash. A stockholder who exchanges all of his Old Shares (fractional New Shares of Common Stock received in respect of Old Shares as a result of the Reverse Stock Split) received in the transaction for cash will, assuming he is not treated as owning any other New Shares immediately after the Reverse Stock Split, recognize capital gain or loss equal to the difference between the basis of the Old Shares surrendered and the cash received. Such capital gain or loss will be long-term capital gain or loss, if the stockholder's holding period for his Old Shares exceeds one year; otherwise, it will be short-term capital gain or loss.

     For this purpose, stock "owned" immediately after the Reverse Stock
Split will include stock actually owned as well as stock constructively owned pursuant to the rules of Section 318 of the Code (which in general attributes to a taxpayer stock owned by certain related individuals and entities and stock that the taxpayer has the right to acquire upon the exercise of options.) In the event such a stockholder actually or constructively owns New Shares of Common Stock immediately after the Reverse Stock Split, it is unclear whether the holder will automatically recognize capital gain or loss or instead be required to treat the entire amount of the cash received as a dividend unless the redemption of the stockholder's shares is a substantially disproportionate redemption of stock with respect to such stockholder or is essentially equivalent to a dividend under the Code.

     Backup Withholding. Each stockholder who receives cash for his Old Shares will be required to provide the Company with a correct Taxpayer Identification Number on the Form W-9 or substitute Form W-9 included with the Letters of Transmittal and to certify that he is not subject to backup withholding. Failure to provide the information and certification on the Form W-9 (or substitute Form W-9) may subject the stockholder to 31% federal income tax backup withholding with respect to any cash payment for the stockholder's Old Shares.

Effective Time

     Subject to the rights of the Board of Directors to abandon or postpone the proposed Reverse Stock Split, the Reverse Stock Split will be effected by filing an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State and will be effective upon such filing.

Further Stockholder Approval Not Required

     The affirmative vote of a majority of the currently outstanding shares of Common Stock of the Company is required for approval of this proposal, and such vote has already been obtained by the written consent of the holders of a majority of the currently outstanding common shares. Such consent is sufficient to approve the Reverse Stock Split under the Delaware General Corporation Law, and no other vote or consent of stockholders is necessary or will be sought in connection with the Reverse Stock Split. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

                 PROPOSAL TO AMEND CERTIFICATE OF
            INCORPORATION TO REDUCE AUTHORIZED SHARES

     The Company's Certificate of Incorporation presently provides that there are 10,000,000 shares of $0.05 par value Common Stock and 1,000,000 shares of $0.01 par value Preferred Stock authorized, of which 3,744,849 shares of Common Stock are currently issued and outstanding. There are currently no shares of Preferred Stock outstanding. Upon consummation of the proposed 1 for 12,500 Reverse Stock Split (if such proposal is approved by the stockholders as anticipated), there would then be approximately 215 shares of Common Stock and no shares of Preferred Stock issued and outstanding. The Board of Directors has determined that under such circumstances, it would be in the best interests of the Company and all of its stockholders to amend the Company's Certificate of Incorporation to reduce the number of the Company's authorized shares of $0.05 par value Common Stock from 10,000,000 to 350 shares, and the number of shares of Preferred Stock would be reduced from 1,000,000 to 25. It is anticipated that the proposed reduction in the number of authorized shares of both classes of stock would be more consistent with the authorized capital of other companies similarly situated, and since only approximately 215 shares of Common Stock and no shares of Preferred Stock would be issued and outstanding after the proposed Reverse Stock Split, the authorization of 350 and 25 shares of each class, respectively, would still leave available for issuance in the future, at the discretion of the Board of Directors, an adequate number of shares for any purpose(s) deemed to be in the best interests of the Company and its stockholders. Accordingly, the Board of Directors has unanimously recommended to the stockholders that immediately upon consummation of the proposed Reverse Stock Split, the Company's Certificate of Incorporation be amended to reduce the number of authorized shares of the Company's $0.05 par value Common Stock from 10,000,000 to 350 shares and the number of shares of Preferred Stock be reduced from 1,000,000 to 25, and that the amount of stated capital on the Company's books and records remain unchanged. If approved, the amendment would become effective upon the filing of an appropriate Certificate of Amendment with the Delaware Department of State, and effectiveness is conditioned upon consummation of the Reverse Stock Split.

Further Stockholder Approval Not Required

     The amendment of the Company's Certificate of Incorporation must be approved by a majority of the shares entitled to vote thereon, and such vote has already been obtained by the written consent of the holders of a majority of the currently outstanding shares. Such consent is sufficient to approve the amendment under the Delaware General Corporation Law, and no other vote or consent of stockholders is necessary or will be sought in connection with the amendment. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

                   PROPOSAL TO ADOPT RESOLUTION
                     REGARDING STATED CAPITAL

     There is a proposal to adopt a resolution which provides that the stated capital of the Company shall remain unchanged after the Reverse Stock Split and that the Reverse Stock Split will not result in any modification of any class of securities of the Company, nor in any modification of the capitalization of the Company. The sole purpose for the adoption of such a resolution, in fact, is for clarification of the particular element of the recapitalization that the preceding proposal to effectuate a reverse stock split will not in any way impair the capital of the Company.

     The Company's Board of Directors unanimously approved the proposal to adopt a resolution stating that the stated capital of the Company shall remain unchanged for submission to a vote of stockholders.

Further Stockholder Approval Not Required

     The affirmative vote of a majority of the currently outstanding shares of Common Stock of the Company is required for approval of this proposal, and such vote has already been obtained by the written consent of the holders of a majority of the currently outstanding shares. Such consent is sufficient to approve this proposal under the Delaware General Corporation Law, and no other vote or consent of stockholders is necessary or will be sought in connection with this proposal. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

   INTEREST OF CERTAIN PERSONS IN FAVOR OF OR IN OPPOSITION TO
                     MATTERS TO BE ACTED UPON

     Robert L. Gardner, Marilyn Gardner and David Raymond, comprising the Company's current Board of Directors, all have a substantial interest in the matters to be acted upon, in that after the proposed Reverse Stock Split is effectuated, Mr. and Mrs. Gardner and Mr. Raymond will all remain stockholders of the Company and will participate in any benefits to be derived therefrom.

                  SUMMARY FINANCIAL INFORMATION

                                    Year Ended       Year Ended     Year Ended
                                      2/28/97          2/29/96        2/28/95
Total Revenues                      4,817,147         3,186,169     2,351,131

Income Before Extra-
 ordinary Items                       157,751           136,015       338,208

Working Capital                    12,428,376         6,580,224     2,196,502

Total Assets                       14,796,467         9,216,059     6,132,413

Total Assets Less Deferred
 Research and Development
 Charges and Excess of
 Cost of Assets Acquired
 Over Book Value                   14,796,467         9,212,059     6,124,413

Stockholders' Equity                2,783,651         2,620,766     2,441,140

Net Income per Common
 Share (and Common Share
 Equivalents)                            0.04              0.04          0.11

Net Income Per Share on
 Fully Diluted Basis                     0.04              0.04          0.10

Book Value per Share as
 of the Most Recent Fiscal
 Year and as of the Date
 of the Latest Interim
 Balance Sheet                           0.74              0.70          0.85

Shares Outstanding                  3,744,849         3,744,849     2,877,613

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
        COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The directors and executive officers of the Company are as follows:

    Name                 Age        Position

    Robert L. Gardner    64         Chairman of the Board
                                    and Director

    David Raymond        38         President, Treasurer,
                                    Secretary and Director

    Marilyn Gardner      55         Director

Each director is elected at the Company's annual meeting of stockholders, if any, and serves until a successor is duly elected and qualified. Officers are elected by and serve at the will of the Board of Directors. No director receives any compensation for his services as a director except for Marilyn Gardner who receives a fee of $500 per month for her services as an outside director.

Mr. Gardner has served as the Chairman of the Board of the Company since December 1986 and as a director of the Company since September 1986 and as the Treasurer of the Company from September 1986 through July 1988. From September 1986 to December 1986, Mr. Gardner served as the President of the Company. Prior to purchasing a substantial number of shares of the Company, Mr. Gardner was a private investor. Mr. Gardner was the Chairman of Griggs International, Inc., a publicly-held manufacturer of office, school and theater seating from 1978 to 1983. In 1983, the business was sold and the company liquidated.

Mr. Raymond has served as Treasurer of the Company since July, 1988 and was appointed President, Secretary and a Director on July 10, 1990. From 1981 until 1987, Mr. Raymond was employed by the accounting firm of Touche Ross and Co. (currently Deloitte & Touche). Mr. Raymond is a Certified Public Accountant licensed in Florida and is a member of the American Institute of Certified Public Accountants.

Marilyn Gardner was appointed as a Director of the Company on February 22, 1993. Mrs. Gardner is a private investor who has made investments in a wide variety of business ventures.

Marilyn Gardner is the wife of the Company's Chairman, Mr. Robert Gardner. No other family relationship exists between any director or executive officer and any other director or executive officer.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended February 28, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the executive officers of the Company which individually earned more than $100,000 for the year ended February 28, 1997:

                    SUMMARY COMPENSATION TABLE

               Annual Compensation            Awards
Name and                                       Annual   Restricted Stock
Principal                Salary     Bonus      Compen-      Award(s)
Position        Year      ($)       ($)<FN2>   sation($)      ($)<FN3>
--------        ----    --------    -------    --------    ---------
Robert
Gardner<FN1>    1997    $150,000    $20,043    $9,032        0
Chairman of     1996    $135,000    $17,289    $8,115        0
of the Board    1995    $125,000    $41,908    $8,316        0
                                19

David Raymond
<FN1><FN3>      1997    $125,000    $20,043    $8,438        0
President       1996    $110,000    $17,289    $7,099        0
Secretary       1995    $100,000    $41,908    $7,078        0
and Treasurer

                           Long-Term Compensation
                                  Payouts
                           Securities            All Other
Name and                   Underlying  LTIP       Compen-
Principal                  Options/   Payouts     sation
Position           Year    SARs(#)    ($)<FN3>   ($)<FN4>
--------           ----    -------    -------    --------
Robert
Gardner<FN1>       1997       0          0        6,967

Chairman           1996       0          0        7,607
of the Board       1995       0          0        7,607
Board
                                20

David
Raymond<FN1><FN3>  1997       0          0        9,443
President          1996       0          0        8,456
Secretary          1995       0          0        7,303
and Treasurer
_______________________

<FN1>
On August 31, 1990, the Board of Directors approved a resolution providing that in the event that there is a change in control of the Company forcing the termination of any of the Company's officers, those officers shall be entitled to severance pay of two times their then current annual salary.
<FN2>
The Company has no written employment agreements with either Mr. Gardner or Mr. Raymond. In addition to their base cash compensation per annum, each of Mr. Gardner and Mr. Raymond is entitled to receive, during his employment by the Company (i) an incentive bonus equal to 7-1/2% of the Company's annual consolidated pre-tax profits, and (ii) a further incentive bonus equal to 2-1/2% of annual pre-tax profits of the Company's wholly-owned subsidiaries. To the extent that employment terminates prior to the end of any fiscal year, the incentive bonus shall be pro-rated based on the period of time during the fiscal year for which he was employed by the Company. Based on the foregoing, a bonus of $20,043 was earned by each of Mr. Gardner and Mr. Raymond for fiscal 1997. Both Mr. Gardner and Mr. Raymond devoted substantially their full business time to the affairs of the Company.
<FN3>
On February 22, 1993, Mr. Raymond was granted 100,000 shares of the Company's Common Stock as a condition of his continued employment. These shares cannot be sold or transferred by Mr. Raymond for a period of 10 years and are are forfeited by Mr. Raymond if he ceases to be employed by the Company. The shares were issued to Mr. Raymond in March 1993.
<FN4>
Included are automobile lease payments made for Robert Gardner and David Raymond as well as Florida Prepaid College Fund payments made for David Raymond's two children.

Stock Option Plans

In March, 1987, the Company adopted its 1987 Stock Option Plan (the "Plan") covering 180,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422A of the Internal Revenue Code of 1986 (the "Code"). Options will be granted to key employees or those employees, officers or directors who the Company believes are or will be important to its success.

The Plan provides that all options granted thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), depending upon the specific stock option agreement, and that the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of the grant) of the shares of Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

If the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65 (but not after ten years from the date of grant), exercise the option. If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution shall have similar rights of exercise within three months after such death (but not after ten years from the date of grant). Options are not transferable otherwise than by will or the laws of descent and distribution, and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options.

During the fiscal year ended February 28, 1991, stock options to purchase 80,000 and 60,000 of the Company's common shares at a purchase price of $.375 were granted to Robert Gardner and David Raymond, respectively, pursuant to the provisions of the Plan. None of these options had been exercised as of February 28, 1997. No other stock options have been granted under the 1987 Plan. Robert Gardner's options expired on August 31, 1996. The Plan terminated on March 25, 1997 without any of the remaining options being exercised.

In December 1992, the Company adopted its 1992 Stock Option Plan (the "1992 Plan") covering 400,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors of the Company. The 1992 Plan provides that options to be granted under the 1992 Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. The options to be granted under the 1992 Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422A of the Code. Options will be granted to key employees or those employees, officers or directors who the Company believes are or will be important to its success.

The 1992 Plan provides that all options granted thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), depending upon the specific stock option agreement, and that the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). Pursuant to the provisions of the 1992 Plan, the aggregate fair market value (determined on the date of the grant) of the shares of Common Stock for which incentive stock options are first exercisable under the terms of the 1992 Plan by an option holder during any one calendar year cannot exceed $100,000.

If the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65 (but not after ten years from the date of grant), exercise the option. If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution shall have similar rights of exercise within three months after such death (but not after ten years from the date of grant). Options are not transferable otherwise than by will or the laws of descent and distribution, and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The 1992 Plan terminates on July 31, 2002.

During the fiscal year ended February 28, 1993, stock options to purchase 150,000 shares of the Company's common stock at a price of $.19, were granted to Robert Gardner, Chairman, and David Raymond, President, respectively, pursuant to the provisions of the 1992 Plan. Additionally, stock options to purchase a total of 12,500 shares at a price of $.19 per share were granted to certain employees of the Company, of which all have expired. During February 1996, Robert Gardner exercised options to purchase 150,000 shares of the Company's Common Stock. No other options have been exercised as of February 28, 1997. No other stock options have been granted under the 1992 Plan.

The following table shows certain information with respect to stock options granted to the Company's executive officers during the fiscal year ended 1997:

              Option/SAR Grants in Last Fiscal Year

                        Individual Grants
------------------------------------------------------------------------------
               Number of     % of Total
               Securities    Options/SARs
               Underlying    Granted to
               Options/SARs  Employees in    Exercise or Base     Expiration
  Name         Granted (#)   Fiscal Year       Price ($/Sh)          Date
-------------- -----------   ------------    -----------------    ----------
Robert Gardner   -0-              N/A              N/A                 N/A
David Raymond    -0-              N/A              N/A                 N/A

The following table sets forth certain information with respect to option exercises during the fiscal year ended February 28, 1997 by the executive officers of the Company and the value of each such officer's unexercised options at February 28, 1997.

                  Aggregated Option/SAR Exercises in
         Last Fiscal Year and Fiscal Year - End Option/SAR Values
------------------------------------------------------------------------------
                           Number of Securities      Value of Unexercised
         Shares            Underlying Unexercised    in-the-Money
        Acquired           Options/SARs              Options/SARs
           on     Value    at Fiscal Year-End(#)     Fiscal Year-End($)
        Exercise  Realized ------------------------- -------------------------
Name      (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
------- --------  -------- ----------- ------------- ----------- -------------
Robert
Gardner    None      None          0         0           $  0          0

David
Raymond    None      None    150,000         0           $  0          0

                                      Estimated Future Payouts under Non-Stock
                                                 Price-Based Plans
                                      ----------------------------------------
                          Performance
             Number of     or Other
          Shares, Units  Period Until
            or Other     Maturation or     Threshold    Target     Maximum
Name         Rights(#)       Payout        ($ or #)    ($ or #)    ($ or #)
-------    ------------  -------------     ---------   --------    --------
Robert
Gardner         -0-           -0-             N/A         N/A         N/A

David
Raymond         -0-           -0-             N/A         N/A         N/A

Directors' Fees

The Company has not authorized the payment of fees to any Directors for attendance at Directors' meetings, except for payments to Marilyn Gardner, who receives $500 per month for her services as an outside director.

Employee Benefit Plans

On December 27, 1991, the Board of Directors approved a Simplified Employee Pension Plan for all employees who have been employees of the Company for at least 3 of the 5 prior years with the Company. The annual contribution to the plan is at the discretion of the Board and allocated to employees based on their salary. Robert Gardner, David Raymond and two other employees were eligible to participate in the plan during the fiscal year ended February 28, 1997. During the current fiscal year a total of $20,000 was contributed to the SEP, including $9,032 and $8,438 to Mr. Gardner's and Mr. Raymond's accounts, respectively.

The Company has no other bonus, profit sharing, pension, retirement, stock purchase, deferred compensation, or other incentive plans.

During December 1993, the Board of Directors approved payments for the cost of the Florida Prepaid College Program for three children of Company employees, including David Raymond. It is estimated that the cost to the Company for one eligible child would be approximately $7,000 payable over 55 months. The Company is not required to make any further payments if the employee is terminated from the Company. Currently the Company is making the payments for two children.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 1997, the shares of Common Stock owned beneficially and of record (unless otherwise indicated) by each person owning more than 5% of the outstanding shares of Common Stock, each director of the Company and all directors and officers of the Company as a group:

Title of         Name and Address       Amount and Nature of    Percentage
 Class          of Beneficial Owner      Beneficial Owner<FN1>  of Class<FN1>
--------     -------------------------  ---------------------   -----------
Common       Robert L. Gardner<FN2>           2,326,073             59.6%
             3201 Griffin Rd., Ste. 210
             Dania, Florida 33312
                                24

Common       Kenneth Gardner<FN4>               200,000              5.1%
             3201 Griffin Rd., Ste. 210
             Dania, Florida 33312

Common       David Raymond<FN2>                 256,000<FN3>         6.5%
             3201 Griffin Rd., Ste. 210
             Dania, Florida 33312

Common       Marilyn Gardner<FN2><FN5>           51,000              1.3%
             3201 Griffin Rd., Ste. 210
             Dania, Florida 33312

Common       All Officers and                 2,633,073<FN3>         67.5%
             Directors as a Group
             (3 persons)
________________

<FN1>
The calculations set forth above assume that as of April 30, 1997, there were 3,904,849 shares of common stock issued and outstanding (which amount includes 150,000 options to purchase shares).
<FN2>
Director of Company
<FN3>
Includes outstanding stock options to purchase 150,000 shares of common stock.
<FN4>
Kenneth Gardner is Robert Gardner's son.
<FN5>
Marilyn Gardner is Robert Gardner's wife.

Changes in Control

On April 13, 1992, the Company entered into a revolving credit agreement with the Company's Chairman, Mr. Robert Gardner. The line of credit has been amended to change the termination date to on demand and is collateralized by all of the Company's assets excluding the accounts receivable and by all of the common stock of the Company. Borrowings under this revolving credit agreement, as disclosed in Note 6 to the consolidated financial statements, are subordinated to the Company's line of credit. In the event of a default by the Company of its obligations under the agreement, Mr. Gardner would, in effect, have the power to exercise complete control over the business and operations of the Company.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 21, 1993, Finco, a wholly owned subsidiary of the Company, entered into a $500,000 revolving credit facility with Marilyn Gardner, a Director of the Company. The agreement with Mrs. Gardner terminated as of July 31, 1996. The Company repaid the revolving credit facility on June 28, 1996. During fiscal 1997 the Company paid Mrs. Gardner $21,250 in interest. Mrs. Gardner is the wife of Robert Gardner.

On April 13, 1992, the Company entered into a $1 million revolving credit facility with the Company's Chairman, Robert Gardner. The revolving credit facility has been amended to change the termination date to on demand. Loans under this agreement bear interest at Citibank prime plus 4 1/2% with a minimum of 12% and a maximum of 18% and are collateralized by all of the Company's assets excluding accounts receivable and all of the common stock and business of the Company. Borrowings under this line of credit as disclosed in Note 6 to the consolidated financial statements payable on demand and are subordinated to a line of credit from a bank. As of February 28, 1997, there was $500,000 outstanding under this agreement; $84,823 of interest was paid by the Company to Mr. Gardner during the year ended February 28, 1997.

In connection with the maintenance of the Company's SEP plan and securities trading through Advest Securities, the Company uses Kenneth Gardner as an account manager. Kenneth Gardner owns approximately 5% of the Company's issued and outstanding shares, and is the son of Robert Gardner, an officer, director and controlling stockholder of the Company. Commissions paid to Advest in connection with these activities for the year ended February 28, 1997 and those paid to Prudential Securities (his former employer) in 1996 were not significant.

The basic principle followed in determining rates and amounts for each of the above transactions was whether or not the transaction then under consideration by the Board of Directors was on terms more favorable to the Company than it could reasonably have expected to obtain from third parties. If the Company could have received better terms from independent parties with respect to the disclosed transactions, it would not have entered into the subject transactions with related parties.

The controlling stockholders of the Company plan to implement a restructuring in the form of a one-for-twelve thousand five hundred share reverse stock split which is expected to become effective July 10, 1997 and will result in the Company becoming privately-held as of that date. The following stockholders own a majority of the shares and intend to vote in favor of the transaction: Marilyn Gardner, Robert L. Gardner, Kenneth Gardner and David Raymond. Together these stockholders own 72.7% of the outstanding Common Stock. All such stockholders own more than 12,500 shares each and therefore will remain stockholders after the Reverse Stock Split. Messrs. Raymond and Robert L. Gardner and Marilyn Gardner are also the directors of the Company and voted not only to approve the transaction but to cash out the minority stockholders at $.38 per currently outstanding share.

                      FINANCIAL INFORMATION

     See Pages F-1 through F-21 attached.

      OTHER INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

     Pursuant to the Exchange Act, the Company files with the SEC periodic reports and other documents relating to its business, financial condition and other matters. In connection with the Reverse Stock Split, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3. The
Schedule 13E-3, including exhibits, and other filings made by the Company including those listed above, may be inspected without charge, and copies obtained at prescribed rates, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549. The Schedule 13E-3 is also available for inspection and copying during the normal business hours at the principal executive offices of the Company at 3201 Griffin Road, Suite 210, Dania, Florida 33312.

                          ANNUAL REPORT

Any stockholder who wishes to obtain without charge a copy of the Company's Form 10-K/SB for the year ended February 28, 1997, as filed with the Securities and

Exchange Commission, should address a written request to David Raymond, President, International Design Group, Inc., 3201 Griffin Road, Suite 210, Dania, Florida 33312.

                                   By Order of the Board of Directors


Dated:  June 5, 1997               David Raymond, President

                     INDEX TO FINANCIAL STATEMENTS
                     -----------------------------
                                                               Page
                                                               ----
Report of Independent Certified Public Accountants              F-1

Consolidated Balance Sheet as of February 28, 1997              F-2

Consolidated Statements of Operations for
 the years ended February 28, 1997 and February 29, 1996        F-4

Consolidated Statements of Stockholders' Equity for
 the years ended February 28, 1997 and February 29, 1996        F-6

Consolidated Statements of Cash Flows for the
 years ended February 28, 1997 and February 29, 1996            F-7

Notes to Consolidated Financial Statements                      F-9

Report of Independent Certified Public Accountants

To the Board of Directors
 of International Design Group, Inc.

We have audited the accompanying consolidated balance sheet of International Design Group, Inc. as of February 28, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended February 28, 1997 and February 29, 1996. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Design Group, Inc. at February 28, 1997 and the results of its operations and its cash flows for each of the two years in the period ended February 28, 1997 in conformity with generally accepted accounting principles.

                                      /s/ BDO Seidman, LLP
Miami, Florida                            BDO Seidman, LLP
May 9, 1997

                            INTERNATIONAL DESIGN GROUP INC.
                             Consolidated Balance Sheet

February 28,                                              1997
----------------------------------------------------------------------------
Assets (Notes 6 and 7)

Current
 Cash and cash equivalents                        $      273,577
 Finance receivables, less allowance for
  doubtful accounts of $855,000 and unearned
  income of $898,000                                  13,508,449
 Drafts receivable                                       519,989
 Current maturities of notes receivable
     (Note 2)                                            153,696
 Prepaid expenses and other                               23,846
                                                      ----------
Total current assets                                  14,479,557

Property and equipment - at cost, less
  accumulated depreciation and amortization
  of $73,318                                             156,258

Notes receivable, less current maturities
 (Note 2)                                                111,341

Other assets, less accumulated amortization
  of $20,000                                              49,311
                                                        --------
                                                     $14,796,467
                                                      ==========

                         INTERNATIONAL DESIGN GROUP INC.
                          Consolidated Balance Sheet

February 28,                                                1997
--------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable, accrued expenses and other       $    367,702
 Drafts payable                                          889,411
 Notes payable (Note 7)                                  276,850
 Liability under options sold                             17,218
 Note payable to director (Note 6)                       500,000
                                                       ---------
Total current liabilities                              2,051,181

Note payable to bank (Note 7)                          9,961,635
                                                       ---------
Total liabilities                                     12,012,816
                                                      ----------

Commitments Contingency and Subsequent Event
 (Notes 5, 8 and 11)

Stockholders' equity (Note 3)
 Common stock, $.05 par - 10,000,000 shares
 authorized, 3,754,849 issued and 3,744,849
 outstanding                                             187,742
 Additional paid-in capital                            5,834,470
 Deficit                                              (3,180,820)
 Treasury stock - 10,000 shares at cost                   (4,375)
  Common stock subscriptions receivable
  for 422,979 shares of common stock                     (53,366)
                                                       ---------
Total stockholders' equity                             2,783,651
                                                       ---------
                                                     $14,796,467
                                                      ==========
     See accompanying notes to consolidated financial statements.

                        INTERNATIONAL DESIGN GROUP INC.
                     Consolidated Statements of Operations

                                              Year ended      Year ended
                                             February 28,    February 29,
                                                1997            1996
                                            -------------   -------------
Revenues:

 Finance charge income                      $  2,593,686    $   1,603,783
 Origination fees                              1,164,044          780,480
 Late fees and other charges                   1,004,635          687,649
 Gain on securities trading                       17,096           58,212
 Interest income                                  36,436           43,995
 Other income                                      1,250           12,050
                                               ---------       ----------
                                               4,817,147        3,186,169
                                               ---------       ----------
Expenses:
 General and administrative expenses           1,277,796        1,117,288
 Sales and marketing                             955,540          497,399
 Provision for doubtful accounts               1,547,296          829,473
 Depreciation and amortization                    44,356           36,500
 Interest expense                                728,335          396,620
 Interest expense to Directors                   106,073          172,874
                                               ---------        ---------
                                               4,659,396        3,050,154
                                               ---------        ---------
Net Income                                      $157,751         $136,015
                                               =========        =========
Net Income Per Common Share:
 Primary                                        $    .04         $    .04
 Fully diluted                                  $    .04         $    .04
                                               =========        =========

                        INTERNATIONAL DESIGN GROUP INC.
                     Consolidated Statements of Operations

                                            Year ended      Year ended
                                           February 28,     February 29,
                                               1997             1996
                                           ------------    -------------
Computation Of Fully Diluted Earnings:

 Net income                                 $   157,751     $    136,015
 Less preferred dividends                          -              (9,000)
                                             ----------       ----------
 Primary net income                             157,751          127,015
 Assumed conversions:
  Preferred dividends eliminated                   -               9,000
                                             ----------       ----------

  Fully diluted earnings                       $157,751         $136,015
                                             ----------       ----------

Average Number of Common Shares
 Primary                                      3,744,849        3,096,107
 Fully Diluted                                3,744,849        3,593,373
                                             ==========       ==========

     See accompanying notes to consolidated financial statements.

                 INTERNATIONAL DESIGN GROUP INC.
          Consolidated Statements of Stockholders' Equity
                                                               Additional
                                          Common Stock           Paid-in
                                     Shares         Amount       Capital
                                   ----------     ----------  --------------
Balance, February 28, 1995          2,877,613    $   143,881  $  5,765,730
Net income for the year                   -              -             -
Payment of preferred dividend
 to Director                              -              -             -
  Conversion of preferred             500,000         25,000        50,000
Exercised stock option                450,000         22,500        36,000
Retirement of Treasury Shares         (59,212)        (2,961)      (14,024)
Purchase of Treasury Shares               -              -             -
                                   ----------       --------     ---------
Balance, February 29, 1996          3,768,401        188,420     5,837,706

Net income for the year                   -              -             -
Payment of common stock
 subscription receivable                  -              -             -

Retirement of Treasury Shares         (13,552)          (678)       (3,236)
                                     --------      ---------     ---------
Balance,  February  28,  1997       3,754,849    $   187,742    $5,834,470
                                    =========     ==========    ==========

                        INTERNATIONAL DESIGN GROUP INC.
            Consolidated Statements of Stockholders' Equity Cont.

                                           Subscriptions  Treasury
                               Deficit     Receivable     Stock        Total
                              --------    -------------- ----------   -------
Balance, February 28, 1995  $(3,465,586)   $     -      $  (2,885) $2,441,140
Net income for the year         136,015          -           -        136,015
Payment of preferred
 dividend to Director            (9,000)         -           -         (9,000)
Conversion of preferred            -             -           -         75,000
Exercised stock option             -          (58,500)       -           -
Retirement of Treasury
 Shares                            -             -         16,985        -
Purchase of Treasury
 Shares                            -             -        (22,389)    (22,389)
                             ----------      --------     -------    --------
Balance, February 29,
 1996                        (3,338,571)      (58,500)     (8,289)  2,620,766
Net income for the year         157,751          -           -        157,751
Payment of common stock
 subscription receivable           -            5,134        -          5,134
Retirement of Treasury
 Shares                            -             -          3,914        -
                              ---------      --------      ------    --------
Balance, February 28,
 1997                       $(3,180,820)     $(53,366)  $  (4,375) $2,783,651
                             ==========       =======    ========   =========

     See accompanying notes to consolidated financial statements.

                 INTERNATIONAL DESIGN GROUP INC.
              Consolidated Statements of Cash Flows
                                (Note 10)

                                            Year ended           Year ended
                                            February 28,         February 29,
                                                1997                 1996
                                            -----------          -----------
Operating Activities:
 Net income                                $   157,751           $   136,015
Adjustments to reconcile net income
 to net cash  provided by operating
 activities:
  Depreciation and amortization                 44,356                36,500
  Provision for doubtful accounts            1,547,296               829,473
Changes in operating assets and
 liabilities:
  Increase in unearned income                  471,378               217,971
  Increase in drafts receivable               (207,196)              (26,393)
  Increase in prepaid expenses
      and other                                (35,896)              (34,194)
  Increase in accounts payable
      and accrued expenses                     137,468                19,897
  Increase (decrease) in drafts
   payable                                     581,281               (66,218)
                                             ---------              --------
Net cash provided by operating
 activities                                  2,696,438             1,113,051
                                             ---------             ---------
Investing Activities:
 Premium finance loans                     (32,567,205)          (23,091,889)
 Payments received on premium
  finance loans                             25,189,499            18,808,817
 Capital expenditures                         (104,987)              (31,993)
 Increase in notes receivable                 (128,558)             (340,257)
 Payments received on notes receivable         224,615               372,748
 Proceeds from sale of marketable
  securities                                   129,188                    88
 Decrease in liability under options
  sold                                          (8,251)              (18,119)
                                            ----------             ---------
Net cash used in investing activities       (7,265,699)           (4,300,605)
                                            ----------             ---------

                 INTERNATIONAL DESIGN GROUP INC.
              Consolidated Statements of Cash Flows
                                (Note 10)
                                             Year ended       Year ended
                                             February 28,    February 29,
                                                1997            1996
                                             ------------    -------------
Financing Activities:
 Purchase of treasury shares                       -              (22,389)
 Increase in note payable to bank            42,789,100         9,283,112
 Paydowns in note payable to bank           (37,091,075)       (6,406,502)
 Increase in notes payable                       27,000            27,000
 Paydowns in notes payable                      (18,000)         (210,150)
 Increase in notes payable to directors            -              350,000
 Paydowns in notes payable to directors      (1,000,000)             -
 Preferred dividends paid                          -               (9,000)
 Payment of common stock subscription             5,134              -
                                              ---------          --------
Net cash provided by financing activities     4,712,159         3,012,071
                                              ---------         ---------
Net increase (decrease) in cash                 142,898          (175,483)
Cash and cash equivalents, beginning of
 year                                           130,679           306,162
                                              ---------         ---------

Cash and cash equivalents, end of year      $   273,577        $  130,679
                                             ==========         =========

     See accompanying notes to consolidated financial statements.

                 INTERNATIONAL DESIGN GROUP INC.
            Notes to Consolidated Financial Statements

1. Summary of        Company and Basis of Presentation
   Significant       ---------------------------------
   Accounting     International  Design  Group,  Inc.  ("the
   Policies       Company") is in the insurance premium  finance
                  business  through  its  subsidiaries,  Finco
                  Financial  Corporation  and   Eagle   Premium
                  Finance,  Inc.   The  Company's  main  business
                  activity   is  to  grant  loans  to  customers,
                  primarily   to  finance  automobile   insurance
                  policies in the state of Florida.  Such   loans
                  are  substantially collateralized  by  unearned
                  premiums of the insurance policy. Approximately
                  27% of the  Company's customers  are   referrals
                  from five insurance brokers.

                  The consolidated financial statements include the accounts of the Company, and all of its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

                  Preparation of Financial Statements
                  -----------------------------------
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Cash and Cash Equivalents
                  -------------------------
                  The   Company   considers  all  highly   liquid
                  investments with an original maturity of three months or less to be cash equivalents.

                  Marketable Securities
                  ---------------------
                  Under the provisions of Statement of Financial Accounting Standards No. 115 Accounting for Certain Investments in Debt and Equity Securities, the Company's investments in securities are accounted for as follows:

                  Trading Securities - Securities are bought and held for the purpose of selling them in the near term and are carried at estimated market value. Unrealized holding gains and losses are reported as a component of earnings. Gains and losses realized from the sale of securities are determined on the first-in first-out method.

                  Additionally, the Company sells put and call options which may obligate the Company to either purchase or sell a particular security at a stated price through certain dates in the future. At February 28, 1997, the Company had a liability resulting from options sold amounting to approximately $17,000.

                  Fair Value of Financial Instruments
                  -----------------------------------
                  The Company's financial instruments consist principally of cash, finance receivables, drafts and notes receivable, accounts payable, accrued expenses and drafts and notes payable. The carrying amounts of such financial instruments as reflected in the balance sheet approximate their estimated fair value as of February 28, 1997 due to their relatively short maturities at market rates. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings of cash flow.

                  Property and Equipment
                  ----------------------
                  Depreciation and amortization are computed on either a straight- line or an accelerated basis over the estimated useful lives of the various assets, principally five years.

                  Long-Lived Assets
                  -----------------
                  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS No. 121"). FAS No. 121 requires, among other things, impairment loss of assets to be held and gains or losses from assets that are expected to be disposed of be included as a component of income from continuing operations before taxes on income. The Company adopted FAS No. 121 as of March 1, 1996 and its implementation did not have a material effect on the financial statements.

                  Earnings Per Share
                  ------------------
                  Primary and fully diluted earnings per common share and common share equivalents are computed based on the weighted average number of common shares and common share equivalents outstanding. Accordingly, fiscal 1996 earnings per share has been adjusted for the effects of the Company's dividend on the convertible redeemable preferred stock and for conversion of the convertible redeemable preferred stock for fully diluted purposes.

                  In  February  1997,  the   Financial Accounting
                  Standards  Board ("FASB")  issued Statements of
                  Financial   Accounting   Standards   No.    128
                  "Earnings Per Share" FAS No. 128 simplifies the standards for computing earnings per share ("EPS") previously found in APB No. 15 Earnings
                  Per Share.   It replaces  the  presentation  of
                  primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted EPS computation. The Company will adopt FAS No. 128 as of March 1, 1997 and its implementation is not expected to have a material effect on the financial statements.

                  Stock Based Compensation
                  ------------------------
                  In October 1995, FASB issued FAS No. 123, "Accounting for Stock-Based Compensation." FAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company did not adopt the fair value based method but instead will disclose the effects of the calculation required by the statement.

                  Revenue Recognition and Finance Receivables
                  --------------------------------------------
                  Finance charges and loan origination fees are amortized to income over the life of the finance contracts generally ranging from eight
                  to nine months, using the interest method.   An
                  allowance for doubtful accounts is established to provide for finance receivable losses based
                  upon   an   evaluation  of  factors   including
                  unearned  premiums and commissions refundable
                  from insurance providers  and   their   agents
                  and accounts receivable from the insured.

                  Bank Drafts
                  -----------
                  Drafts which have been paid by the Company where the finance contracts have not yet been received are classified as Drafts Receivable. Drafts which have not yet been presented for payment but where the finance contracts have been received are classified as Drafts Payable.

                  Taxes on Income
                  ---------------
                  The Company has adopted Statement No. 109, "Accounting for Income Taxes" (FAS 109) which utilizes an asset and liability approach. Under FAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

2. Notes          Notes receivable consist of the following:
   Receivable

                  Various 12%-20.745% notes receivable, interest
                  and principal due monthly,  maturing  in  1997
                  through 1999
                                                      $  265,037

                  Less current maturities                153,696
                                                        --------
                                                      $  111,341
                                                      ==========

3.  Stockholders' In  December  1992, the Company's  shareholders
    Equity authorized the creation of 1,000,000 Preferred Shares with a par value of $.01. These shares may be issued in one or more series at the discretion of the Board of Directors. During 1996, the then outstanding 500 shares of Class "A" 12% Convertible Preferred Stock were, pursuant to the terms of original issuance, converted into 500,000 shares of the Company's common stock. As of February 28, 1997, there were no shares of preferred stock issued and outstanding.

                  The Company purchased 72,764 treasury shares at various times during fiscal 1996 in the open market at a total price of $22,398. During fiscal 1996, the Company retired 59,212 shares of treasury stock that it previously purchased.

                  During fiscal 1997, the Company retired 13,552 shares of treasury stock that it previously purchased.

                  On February 22, 1993, the Board of Directors authorized the issuance of 100,000 shares to the Company's President, Mr. David Raymond. These shares revert to the Company if Mr. Raymond leaves the Company's employment for a period of ten years from the date of grant, for any reason other than death, disability or retirement. Additionally, the shares cannot be sold or transferred during the ten year period. These shares were issued during March 1993.

4. Stock Based
 Compensation
                  At February 28, 1997, the Company has two stock option plans, which are described below. The Company applies APB Opinion 25, Accounting for
                  Stock   Issued  to   Employees,  and    related
                  interpretations in accounting for the plans. Under APB Opinion 25, because the exercise price of the Company's employees' stock options equal the market price of the underlying stock on the
                  date   of   grant,  no   compensation  cost  is
                  recognized.

                  The Company's 1992 and 1987 Stock Option Plans covering 400,000 shares and 180,000 shares of common stock, respectively (subject to adjustment to cover stock splits, stock dividends, recapitalization, and other capital adjustments) for employees, including officers and directors, of the Company provide that options to be granted under the plans will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof. All options granted under the plans shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of common stock). The option exercise price shall be at least equal to 100% of the fair market value of the common stock as of the date of grant (110% for options granted to holders of 10% or more of the Company's outstanding common stock).

                  On December 7, 1992, stock options to purchase 150,000 shares of the Company's common stock at a price of $.19, were granted to each of Robert Gardner, Chairman, and David Raymond, President, respectively, pursuant to the provisions of the 1992 Plan. Additionally, stock options to purchase a total of 12,500 shares at a price of $.19 per share were granted to certain employees of the Company. On February 27, 1996, Robert Gardner exercised his option to purchase 150,000 shares of the Company's common stock at a price of $.19. The remaining purchase price of $23,366 has not yet been remitted to the Company and is record-ed as a Common Stock Subscription Receivable. No other options have been exercised as of February 28, 1997. Upon the resignation of two of the Company's employees, options to purchase 12,500 shares expired. No other stock options have been granted under the 1992 Plan.

                  On August 31, 1990, stock options to purchase 80,000 and 60,000 of the Company's common shares at a price of $.375, were granted to Robert Gardner, Chairman, and David Raymond, President, respectively, pursuant to the provisions of the 1987 Plan. Mr. Gardner's options expired on August 31, 1995. No options have been exercised as of February 28, 1997. No other stock options have been granted under the 1987 Plan. The Plan expired on March 31, 1997 at which time Mr. Raymond's options expired.

                  At  February  28, 1997, 337,500 shares  of  the
                  Company's authorized and unissued common stock were reserved for issuance upon exercise of options.

                  FASB Statement 123, Accounting for Stock Based Compensation , requires the company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal year ended February 29, 1996; expected volatility of .01 percent; risk free interest rates of 6.5% ; and expected lives of
                  6.8 and .1 years for the 1992 and 1987 Plan options respectively.

                  Under  the   accounting   provisions   of  FSAB
                  Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below;

                                             1997           1996
                                         ------------   -------------
Net income
 As reported                            $   157,751      $   136,015
 Pro forma                              $   157,751      $   106,015

Primary earnings per share
 As reported                            $       .04      $       .04
 Pro forma                              $       .04      $       .03
Fully diluted earnings per share
 As reported                            $       .04      $       .04
 Pro forma                              $       .04      $       .03

                 A summary of the status of the Company's two fixed stock option plans as of February 28, 1997 and February 29, 1996 and changes during the years ending on those dates is presented below;

                               February 28, 1997      February 29, 1996
                             ----------------------  -------------------
                                           Weighted-            Weighted-
                                           Average              Average
                              Shares       Exercise   Shares    Exercise
                                           Price                Price
                             ---------   ----------- --------- ---------
Outstanding at beginning
 of year                     215,000     $     .24    445,000   $    .25
Granted                         -             -       300,000        .10
Exercised                       -             -      (450,000)       .13
Forfeited                     (5,000)          .19    (80,000)      .375
                             -------       -------    -------      -----
Outstanding at end
 of year                     210,000           .24    215,000        .24
                             =======        ======    =======      =====
Options exercisable
 at year-end                 210,000     $     .24    215,000   $    .24
Weighted average fair
 value of options
 during the year                -                     $   .10


   The following table summarizes information about fixed stock options outstanding at February 28, 1997.

               Options outstanding                   Options Exercisable
                               Weighted
                               Average     Weighted                 Weighted
                   Number      Remaining    Average     Number      Average
  Range of       Outstanding  Contractual  Exercise   Exercisable  Exercise
Exercise Prices  at 2/28/97      Life       Price      at 2/28/97    Price
---------------  ----------   ----------  ----------  ------------  ---------
$.19- .375        210,000     4.9 years    $ .24        210,000      $ .24

5.    Retirement
      and
      Benefit
      Plans On December 27, 1991, the Board of Directors approved the formation of a Simplified Employee Pension Plan (SEP). Employees who are at least 21 years old and have been employed by the Company for at least three of the past five years, are eligible to participate in the SEP. As of February 28, 1997, the Company's President, Chairman and two other employees, were eligible
                  to participate in the SEP.   Under the terms of
                  the SEP, the Board of Directors decide if and how much to contribute to the plan on an annual
                  basis.   The   allocation  to  each  employee's
                  account  is based upon  salary.   For the years
                  ended February 28, 1997 and February 29, 1996, the Company contributed and expensed $20,000 and $18,000, respectively, to the SEP.

                  During December 1993, the Board of Directors approved payments for the cost of the Florida Prepaid College Program for two children of Company employees. It is estimated that the cost to the company for one child would be approximately $7,000 payable over 55 months. The Company is not required to make any further payments if the employee is terminated from the Company.

6.   Notes
     Payable to
     Director On April 13, 1992, the Company entered into a $1 million revolving credit agreement with Mr.
                  Robert  Gardner,  Chairman of the Company.   All
                  loans  made prior to this   date  to the Company
                  by Mr. Gardner were made part of this agreement.
                  Loans  under   this   agreement bear interest at
                  Citibank prime plus 4 1/2% with a minimum of 12% and a cap of 18% and are collateralized by all of the Company's assets (excluding the finance
                  receivables)   and   all   of  the  issued   and
                  outstanding  common  stock  of  FINCO  Financial
                  Corporation.   The interest rate  on  this  debt
                  was 13.00% at February 28, 1997. Borrowings under this line of credit are payable on demand and are subordinated to a line of credit from a bank as described in Note 6. In conjunction with a prior amendment, the Company gave to Mr. Gardner an option to purchase 300,000 shares of the Company's Common Stock at a price of
                  $.10  per share.    On  February 27,  1996,  Mr.
                  Gardner exercised his  option to  purchase   the
                  300,000   shares  of the Company's  common stock
                  for  $.10  per  share.   The  purchase  price of
                  $30,000 has not yet been remitted to the Company and is recorded as a Common Stock subscrip-
                  tion  receivable.   As  of  February  28,  1997,
                  there was $500,000 outstanding under the revolv-ing credit agreement; $84,823 and $133,254 of interest was paid during the years ended Febru-ary 28, 1997 and February 29, 1996, respectively.

                  On April 21, 1993, the Company entered into a $500,000 revolving credit agreement with Marilyn Gardner, a Director of the Company. Loans under this agreement bore interest at prime plus 4 1/2% with a minimum of 12%. On June 28, 1996, the Company repaid Mrs. Gardner the $500,000. The revolving credit agreement with Marilyn Gardner expired July 31, 1996. During fiscal 1997 and 1996, the Company paid Mrs. Gardner $21,250 and $39,629, respectively in interest. Mrs. Gardner is the wife of Robert Gardner, Chairman of the Company.

6.   Notes
     Payable

                  February 28,                               1997
                  ------------                              ------
                  Note payable to bank (1)              $9,961,635
                  Notes payable to others (2)              276,850
                  ---------------------------           ----------
                                                       $10,238,485
                                                       ===========

     (1) On February 23, 1996, the Company and its subsidiaries entered into a $8,000,000 revolving credit agreement with a bank. Borrowings under the line are based on certain levels of eligible finance receivables, bear interest at LIBOR plus 3 1/4% or the bank's prime rate plus 1 1/4% (9.5% at February 28, 1997) maturing on March 1, 1999. The note is collateralized by all of the assets of the Company. On August 16, 1996, the Company amended its revolving credit facility with the bank to $10,000,000 with an option to extend the limit to $11,000,000. On February 21, 1997, the revolving credit agreement was amended to extend the borrowing limit to $11,000,000. In addition, the Company must meet certain reporting requirements and restrictive debt covenants, including, but not limited to a pre-established tangible net worth and a funded debt to tangible net worth ratio.

  (2) The Company and its subsidiaries have a note payable at 12% interest per annum due on demand to an individual, who is the daughter of the Chairman ($76,850). It also has a note payable at 9% interest per annum due on demand ($200,000), payable to an unrelated entity.

7. Commitments    The  Company  leases  office  space   for   its
   and            administrative facilities and three automobiles.
   Contingency    which are  accounted  for  as operating  leases
                  Two of the car leases expire during fiscal 1999.
                  The third car and administrative facilities expire in fiscal 2000. Rent expense for the years ended February 28, 1997 and February 29,
                  1996 was $55,000 and $53,000, respectively.

                  The approximate  future  minimum  lease payments
                  for  the  Company's  operating  leases  are   as
                  follows:

                    1998                               $    57,000
                    1999                               $    49,000
                    2000                               $    34,000

                  In addition to their base cash compensation per annum, Mr. Gardner and Mr. Raymond, President of the Company, are each entitled to receive, during  their  employment  by  the  Company  (I)
                  incentive bonuses equal to 7-1/2% of the Company's annual consolidated pre-tax profits and (ii) further incentive bonuses equal to 2-1/2% of annual pre-tax profits of the Company's wholly-owned subsidiaries. Based on the foregoing, the President and Chairman each earned bonuses for fiscal 1997 and 1996 of $20,043 and $17,289, respectively.

                  In the event of a change in control of the Company forcing termination of either Mr. Gardner or Mr. Raymond, he would be entitled to severance pay of two times the then current annual salary.

                  During April 1997, the Company was notified by a Managing General Agent that represents two affiliated insurance carriers that it will no longer allow the Company to finance their policies. These this agent accounts for approximately 10% of the Company's finance business. This could lead to further losses in finance business as insurance agents may switch to other finance companies which are accepted by all insurance carriers. There can be no assurances that other insurance carriers will continue to accept the Company's finance contracts.

8.   Income
     Taxes At February 28, 1997, the Company has net operating loss carryforwards available to offset future taxable income of approximately $2,100,000 which expire in the year 2006.

                 Deferred tax (liabilities) assets are comprised of the following at February 28, 1997:

                 Depreciation                         $  (16,205)
                                                        --------
                 Gross deferred tax liability            (16,205)
                                                        --------
                 Loss carryforwards                      780,254
                 Allowance on finance receivables        320,369
                                                        --------
                 Gross deferred tax asset              1,100,623
                 Deferred tax asset valuation
                  allowance
                                                      (1,084,418)
                                                       ---------
                 Net deferred tax asset              $    16,205
                                                       ---------
                 Net                                 $         0
                                                       =========

                 A reconciliation of the expected income taxes based on statutory rates applied to income before taxes from continuing operations to the actual tax is as follows:


                                               February 28,   February 29,
                 Year ended                       1997           1996
                 ----------                    ------------  ------------

                 Expected federal tax           $  50,686    $ 46,245

                 State income taxes, net of
                  federal effect                      8,676       4,937

                 Tax effect of net operating
                  losses utilized                (59,362)     (51,182)
                                                 --------     -------
                                                    $      0     $     0
                                                 ========     =======

9.     Supplemental
       Cash flow
       Information
                                             February 28,   February 29,
Year ended                                         1997         1996
----------                                   ------------  ------------

Cash paid during the year
 for:
       Interest                                 $ 834,408   $ 569,494
                                                 ========     =======

               Supplemental Disclosure of Non-Cash Investing and
               Financing Activities:

               During  fiscal 1997 and 1996, the Company retired
               13,552 and 59,212 treasury shares, respectively.

               On February 27, 1996, Mr. Gardner exercised two of his options to purchase shares of the Company's common stock. Mr. Gardner purchased 150,000 shares at a price of $.19 per share. He also purchased 300,000 at $.10 per share. The total purchase price of $58,500 was recorded as a Common Stock Subscription Receivable. As of February 28, 1997, $5,134 had been repaid.

10.  Subsequent
     Event On May 6, 1997, Stockholders controlling a majority of the Company's shares approved by written consent a one-for-twelve thousand five hundred share reverse stock split which is expected to become effective on July 10, 1997. All fractional shares will be repurchased at $.38 per share, an aggregate of approximately $439,000 (including expenses of $25,000). As a result of the transaction, the Company will no longer be subject to the reporting requirements of the Securities and Exchange Commission.

                      LETTER OF TRANSMITTAL

                          June 10, 1997

International Design Group, Inc.
3201 Griffin Road
Suite 210
Dania, Florida 33312

To the Board of Directors:

     Enclosed please find certificates representing all shares of the common stock of International Design Group, Inc. (the "Company") held in the name of the undersigned. These certificates are being surrendered to the Company in accordance with the instructions set forth in the Company's Information Statement dated June 5, 1997. The certificates have been duly endorsed for transfer to the Company, with a medallion signature guaranty.

     Pursuant to such instructions, the undersigned requests that the Company deliver to the address set forth below, in exchange for the properly executed certificates included herewith, (check one):

          __ a cash payment in an amount equivalent to $.38 per old share of common stock represented by such certificate(s);

                                   OR

          ___ a new stock certificate representing new shares (if the stockholder has purchased additional old shares in the open market in an amount that, when added to his current holdings of old shares, is sufficient to equal at least 12,500 old shares).


                              Very truly yours,



                              _______________________



                              _______________________
                              Print name
          Mailing address:
                              _______________________

                              _______________________

                              _______________________